Exhibit 3.1

AMENDED BYLAWS

of

CPB INC.

ARTICLE I

Principal Office

The principal office of the Corporation shall be maintained at 220 South King Street, Honolulu, Hawaii 96813, and shall be subject to change as the Board of Directors may from time to time determine in accordance with law.  Additional places of business may be established from time to time and hereafter changed or discontinued, in the manner prescribed by law.

ARTICLE II

Stockholders

Section 1.               The annual meeting of the stockholders shall be held at such time and place in Honolulu, Hawaii, at 10:00 o’clock a.m. during a week day during the month of February, March, or April as the Board of Directors shall direct.  The annual meeting shall be a general meeting, and at such meeting any business within the powers of the corporation, without special notice of such business may be transacted, except as limited by law or by these Bylaws.

Section 2.               At each annual meeting, the stockholders shall elect the number of Directors specified in these Bylaws to serve until their term expires as provided in Section 1 of Article III of these Bylaws and until their successors are duly elected and qualified, and shall transact such other business as may come before them.

Section 3.               Special meetings of the stockholders may be called at any time by the President, the Chairman of the Board of Directors, or a majority of the Board of Directors.  Such requests must state the purpose of the meeting. The business of special meetings shall be confined to that stated in the notice.

Section 4.               A written or printed notice of all meetings, annual or special, stating the place, day and hour of the meeting and whether it is annual or special and in case of each special meeting stating briefly the business proposed to be transacted thereat, shall be given by mailing such notice, postage prepaid, at least ten (10) days before the date assigned for the meeting, to each stockholder at his or her address as it appears upon the transfer books of the corporation; or notice of any meeting may be given by publication in one or more newspapers in general circulation in Honolulu, not less than two (2) times on separate days, the first publication to be not less than three (3) days previous to the date assigned for the meeting.  Upon notice being given in accordance with the provisions hereof, the failure of any stockholder to receive actual notice of any meeting shall not in any way invalidate the meeting or proceedings thereat.

Section 5.               Notwithstanding the provisions of Sections l to 4 inclusive of this Article, the meeting and voting of stockholders may be dispensed with if all of the stockholders who would have been entitled to vote upon the action if such meeting of stockholders were held shall consent in writing to such corporate action being taken.

Section 6.               The presence of all stockholders, in person or by proxy, at any meeting shall render the same a valid meeting, unless any stockholder shall at the opening of said meeting object to the holding of the same for noncompliance with the provisions relating to notice of meeting.  Any meeting so held without objection shall, notwithstanding the fact that no notice of meeting was given or that the notice given was improper, be valid for all purposes and at such meeting any general business may be transacted and any corporate action may be taken.

Section 7.               Any annual or special meeting of the stockholders may be adjourned for any period of time, but any meeting at which Directors are to be elected may be adjourned only from day to day until such Directors have been elected; provided, however, that such election shall be held at the second of such adjourned meetings.

Section 8.               In advance of any meeting of stockholders, the Board of Directors shall appoint a judge or judges of election, who need not be stockholders to act at such meeting or any adjournment thereof.  If a judge or judges of election for any reason be not so appointed, the chairman of any such meeting shall make such appointment at the meeting.  The number of judges shall be one or three. If appointed at a meeting, the majority of shares present and entitled to vote shall determine whether one or three judges are to be appointed.

In case any person appointed as judge fails to appear or fails or refuses to act, the vacancy may be filled by appointment made by the Board of Directors in advance of the convening of the meeting, or at the meeting by the person acting as chairman.

The judge or judges of election shall determine the number of shares outstanding, the voting power of each, the shares represented at the meeting, the existence of a quorum, the authenticity, validity, and effect of proxies, receive votes or ballots, hear and determine all challenges and questions in any way arising in connection with the right to vote, count and tabulate all votes, determine the result, and do such acts as may be proper to conduct the election or vote with fairness to all stockholders.  If there be three judges of election, the decision, act, or certificate of a majority shall be effective in all respects as the decision, act, or certificate of all.

Section 9.               At all meetings, the stockholders shall be entitled to one vote for each share standing in their respective names on the books, and they may vote either in person or by proxy duly executed in writing.

The acts of the holders of a majority of the shares represented at any meeting, at which a quorum is present, shall be the acts of the stockholders.  The stockholders present at a duly organized meeting may continue to do business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

The presence, in person or by proxy, of the holders of a majority of the outstanding shares entitled to vote shall constitute a quorum.  If a meeting cannot be organized because a quorum has not attended, those present may adjourn the meeting to such time and place as they may determine; but in the case of a meeting called for the election of Directors, those who attend the second of such adjourned meeting, although less than a quorum as fixed it this Section, shall nevertheless constitute a quorum for the purpose of electing Directors.

Section 10.             The officer or agent having charge of the transfer books for shares shall make, at least five days before each meeting of stockholders, a complete list of stockholders entitled to vote at the meeting, arranged in alphabetical order, with the address of and the number of shares held by each, which list shall be kept on file at the principal place of business and shall be subject to inspection by any stockholder for any proper purpose at any time during usual business hours.  Such list shall also be produced and kept open at the time and place of the meeting, and shall be subject to the inspection of any stockholder for any proper purpose during the whole time of the meeting.

ARTICLE III

Board of Directors

Section 1.               The business of the Corporation shall be managed by a Board of Directors which shall be nine (9) in number.  The Board of Directors shall be divided into three (3) classes with three (3) Directors in each class, with the terms of office of one class expiring each year.

At the annual meeting of stockholders in 1985, the stockholders shall elect all three classes of Directors; three (3) members of the Board of Directors for terms of three (3) years; three (3) members of the Board of Directors for terms of two (2) years; and three (3) members of the Board of Directors for terms of one (1) year.  Thereafter, the stockholders at each annual meeting shall elect Members of the Board of Directors for each class for terms of three (3) years to succeed those members of the Board of Directors whose terms shall have expired. Each member of the Board of, Directors shall hold office until the date of the annual meeting of the stockholders in the calendar year in which his or her term of office expires and thereafter until his or her successor is duly elected.

Section 2.               A Director may be removed for cause by the Board of Directors when a Director has been declared of unsound mind by an order of court or convicted of a felony.  A director may be removed without cause at any annual meeting of the corporation by a vote of 80% of the shareholders entitled to vote at the meeting.

Section 3.               Vacancies on the Board of Directors caused by the death, resignation, disqualification or otherwise, of any Director who was previously duly elected, may be filled by the remaining members of the Board, though less than a quorum, and each person so elected shall be a Director until his successor is elected by the stockholders.  Vacancies resulting from an increase in the number of Directors may be filled only by members of the Board of Directors.

Section 4.               A majority of all the Directors in office shall be necessary to constitute a quorum for the transaction of business, and the acts of a majority of the Directors who are present at a meeting at which a quorum is present shall be the acts of the Board of Directors.

Section 5.               Following the annual meeting of stockholders, the Directors-elect shall then convene to consider and act on the appointment of Officers and employees, authorize their compensation, and transact any other business properly brought before the meeting.

Section 6.               Special meetings of the Board of Directors may be called at any time by the Chairman of the Board, and shall be called whenever so requested by not less than three (3) members of the Board.

Section 7.               No notice of the regular meetings of Directors need be given.  Notice of the time, place and purpose of each special meeting shall be given to each member of the Board by telephone, telegram, personally or by mail, in each case not less than twenty-four (24) hours prior to the time of the meeting. A meeting may be held on shorter notice if all members consent.

Section 8.               The order of business at all meetings of the Board of Directors shall be as follows:

1.                         Roll call and determination of quorum

2.                         Reading of the Minutes of previous meeting

3.                         Reports of Officers

4.                         Report of Executive Committee

5.                         Report of Committees

6.                         Deferred business

7.                         New business

Section 9.               The Board of Directors shall keep complete records of its proceedings in a Minute Book kept for that purpose alone.

Section 10.             No director shall be entitled to any salary as such; but the Board of Directors may fix, from time to time, a reasonable fee to be paid each Director for his services in attending meetings of the Board; provided that nothing herein contained shall be construed to preclude any Director from serving the Corporation in any other capacity, and receiving compensation therefor.

Section 11.             At any annual or special meeting of stockholders, all of the acts and doings of the Board of Directors may be ratified, confirmed and approved by stockholders and such ratification, confirmation and approval shall be as valid and as binding upon the corporation and upon all stockholders as though it had been approved, confirmed or ratified by every stockholder.

Section 12.             Notwithstanding any provisions to the contrary of this Article, and unless prohibited by law, the meeting and voting of Directors may be dispensed with if all of the Directors who would have been entitled to vote upon the action if such meeting of Directors were held shall consent in writing to such corporate action being taken.

Section 13.             Unless prohibited by law, members of the Board of Directors or any committee designated thereby may participate in a meeting of such board or committee by means of a conference telephone or similar communication equipment by means of which all persons participating in the meeting can hear each other at the same time, and participation by such means shall constitute presence in person at a meeting.

ARTICLE IV

Executive Committee

Section 1.               At the first meeting of the Board of Directors after the annual meeting of stockholders, the Board shall appoint an Executive Committee of not less than three (3) members to serve for the ensuing year.  This Executive Committee shall be considered always in session.  A majority of the members of the committee shall constitute a quorum.

Section 2.               The Executive Committee shall have all the powers of the Board of Directors in the management of the business and affairs of the Corporation while the Board is not in session, not in conflict, however, with the specific directions that may be given by the Board of Directors.

Section 3.               The Executive Committee shall hold regular meetings upon such days and at such hours, and upon such notice, if any, as it may decide.  Special meetings of the Executive Committee may be held at any time with or without notice.  The Executive Committee shall keep a separate book of minutes of its proceedings.

ARTICLE V

Other Committees

The Board of Directors and the Executive Committee shall have power to appoint other committees consisting of members of the Board of Directors or of stockholders of the Corporation, or of other persons and to delegate to any such Committee such powers as they may deem necessary.

ARTICLE VI

Officers

Section 1.               The Officers of the Corporation shall be a President, one or more Vice Presidents, a Secretary, a Treasurer, and such other officers, including a Chief Executive Officer, as the Board of Directors may deem necessary, and such Officers shall have such powers and perform such duties as are prescribed by the Bylaws or as may be prescribed by the Board of Directors.  No officer need be a Director or a. stockholder and two or more offices may be held by the same person.

The Board of Directors may, from time to time, designate a Chief Executive Officer of the Corporation, who may also be the Chairman of the Board or the President.  The Chief Executive Officer shall be responsible for the general supervision of the property, business and affairs of the Corporation.  He shall carry out the policies and procedures for the governing and conduct of the affairs of the Corporation as are adopted and directed by the Board of Directors and prescribed by law.  The Chief Executive Officer shall serve at the pleasure of the Board and the office may be terminated at any time at the discretion of the Board without any cause.

Section 2.               A Chairman of the Board of Directors may be elected by a majority of the whole Board of Directors.  If so elected, he shall preside at all meetings of the Board of Directors and shall perform such other duties and have such other powers as may be delegated by the Board of Directors.

Section 3.               The President shall preside at all meetings of stockholders, and in general shall perform such duties as are incident to his office or are prescribed by the Board.  If no Chairman of the Board of Directors is

elected, he shall also preside over the meetings of the Board of Directors.

Section 4.               The Vice President shall perform such duties and do such acts as may be prescribed by the Chief Executive Officer, the President, the Board of Directors, or the Executive Committee.  Subject to the provisions of Section 3 of this Article, the Vice Presidents in the order directed by the Board of Directors shall perform the duties and have the powers of the President in his absence or in the event of the inability or refusal of the latter to act.

Section 5.               The Treasurer shall have custody of all the funds, notes, bonds and other evidences of property of the corporation, and shall be responsible for keeping all the books and accounts of the Corporation, and shall render statements thereof in such form and as often as required by the Board of Directors.  He shall be responsible for the keeping of the stock books, stock transfer books and stock ledger of the Corporation.  The Treasurer shall perform all other duties assigned to him by the President or the Board of Directors.

Section 6.               The Secretary shall keep the minutes of the meetings of the Board of Directors and of the stockholders.  He shall see that proper notices are given of all meetings of which notice is required.  He shall have custody of the seal and when necessary shall attest to the same when affixed to written instruments properly executed on behalf of the Corporation; and generally shall perform such other duties as may be prescribed from time to time by the Board, the Executive Committee, the President or the Vice Presidents.

ARTICLE VII

Authority of Executive Officers

Section 1.               The President or the Vice Presidents, together with the Secretary, or Treasurer, or such other Executive Officers as may be appointed from time to time, are authorized to do and perform such corporate and official acts as are necessary in the carrying on of the business of the Corporation, subject always to the directions of the Board of Directors and the Executive Committee.  Subject to like limitation, they are fully empowered to make and execute all deeds, leases, releases, agreements, contracts, bills of sale, assignments, letters of attorney or substitution and other instruments which may be necessary to sell, assign, transfer, convey, release and assure or lease to any party entitled thereto, whether purchaser, lessee or transferee, any estate or property, real or personal, stocks, bonds, loans, insurance policies, storage receipts, certificates of deposit, scrip or evidences of debt at any time standing in the name of the Corporation or held or controlled by it in its own right; and to cause the corporate seal to be affixed to any and all such instruments, and attested by the Secretary and duly acknowledged.

Section 2.               Such of the Executive Officers as may from time to time be designated by the Board of Directors or by the Executive Committee, shall have the power and authority to sign checks, drafts, letters of credit, orders, receipts and acquittances, and to endorse checks, bills of exchange, orders, drafts and vouchers made payable or endorsed to the Corporation.

Section 3.               The Board of Directors may from time to time by resolution provide for the execution of any corporate instrument or document by a mechanical device or a machine, or by use of facsimile signatures, under such terms as shall be set forth in the resolution of the Board of Directors.

ARTICLE VIII

Voting of Stock or Business Interests

By The Corporation

In all cases where the Corporation owns, holds, or represents, under power of attorney or proxy or in any representative capacity, shares of the capital stock of any corporation, or shares or interests in business trusts, co-partnerships or other associations, such shares or interests shall be represented and voted by the President, or in the absence of the President, by the Vice President, or, in the absence of the Vice President, by the Secretary; provided, however, that any person specifically appointed by the Board of Directors for that purpose shall have the right, if present, to represent and vote such shares or interest.

ARTICLE IX

Surety Bonds

All active Officers and employees of the Corporation and, in addition, any Director who is authorized to receive, payments of money or to handle negotiable securities on behalf of the Corporation, shall, before entering upon the performance of their duties, furnish bond in such amounts and such surety as is approved by the Board of Directors.

ARTICLE X

Indemnification

Section 1.               The company shall indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the company) by reason of the fact that he or she is or was a Director, Officer, employee or agent of the company or of any division of the company, or is or was serving at the request of the company as a Director, Officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of this company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.  The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the company and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

Section 2.               The company shall indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the company to procure a judgment in its favor by reason of the fact that he or she is or was a Director, Officer, employee or agent of the company or of any division of the company, or is or was serving at the request of the company as a Director, Officer, employee or agent of the company or of any division of the company, or is or was serving at the request of the company as a Director, Officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interest of the company, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to this company unless and only to the extent that the court in which such action or suit was brought or in any other court having jurisdiction in the premises shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

Section 3.               To the extent that a Director, Officer, employee or agent of the company or of any division of the company, or a person serving at the request of the company as a Director, Officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 1 or Section 2 of this Article, or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith.

Section 4.               Any indemnification under Section 1 or Section 2 of this Article (unless ordered by a court) shall be made by the company only as authorized in the specific case upon a determination that indemnification of the Director, Officer, employee or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Section 1 or Section 2.  Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of

Directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or even if obtainable a quorum of disinterested Directors so directs, by independent legal counsel in a written opinion to the corporation or (3) by a majority vote of the shareholders.

Section 5.               Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the company in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in a particular case upon receipt of an undertaking by or on behalf of the Director, Officer, employee or agent to repay such amount unless it shall ultimately be determined that he or she is entitled to be indemnified by the company as authorized in this Article.

Section 6.               Any indemnification pursuant to this Article shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled and shall continue as to the person who has ceased to be a Director, Officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 7.               The company shall have the power to purchase and maintain insurance on behalf of any person who is or was a Director, Officer, employee or agent of the company or of any division of the company, or is or was serving at the request of the company as a Director, Officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the company would have the power to indemnify him or her against such liability under the provisions of this Article.  Any such insurance may be procured from any insurance company designated by the Board of Directors, including any insurance company in which the corporation shall have any equity or other interest, through stock ownership or otherwise.

Section 8.               This Article shall be effective with respect to any person who is a Director, Officer, employee or agent of the company at any time on or after the date of incorporation of this corporation with respect to any action, suit or proceeding pending on or after that date, by reason of the fact that he or she is or was, before or after that date, a Director, Officer, employee or agent of the company or is or was serving, before or after that date, at the request of the company as a Director, Officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

ARTICLE XI

Capital Stock

Section 1.               The shares of this Corporation shall be issued and signed by the President, or a Vice President, and the Secretary or Treasurer.  Such shares of stock shall be transferable only on the books of the Corporation and by the holder thereof in person or by an attorney upon surrender of the certificate properly endorsed or assigned.

Section 2.               All shares of stock in the Corporation are assignable, and any stockholder may sell, assign and transfer his or her shares and certificates of stock at pleasure.

Section 3.               In case any certificate of stock is lost, mutilated or destroyed, the Board of Directors may issue a new certificate in place thereof upon receipt of a proper bond of indemnification in which the Corporation is named as the beneficiary.

Section 4.               Transfer of stock shall not be suspended preparatory to the declaration of dividends; and unless an agreement to the contrary shall be expressed in the assignment, dividends shall be paid to the stockholders in whose name the stock shall stand at the date of the declaration of dividends.

ARTICLE XII

Fiscal Year

The fiscal year of the Corporation shall begin on the first day of January in each year and end on the thirty first day of December of each year.

ARTICLE XIII

Seal

The seal of the Corporation shall be circular in form and shall bear the name of the Corporation around the border and such other device or inscription as the Board of Directors shall determine.

ARTICLE XIV

Amendments

Subject to repeal or change at any regular meeting of the stockholders, or at any special meeting called for that purpose by the vote of the holders of eighty percent (80%) of the outstanding shares entitled to vote at such meeting, the power to alter, amend or repeal these Bylaws or adopt new bylaws shall be vested in the Board of Directors.

ARTICLE XV

Gender Clause

The names and titles as used herein, or any pronouns used in place thereof, shall mean and include the masculine or feminine, the singular or plural number, according to the context hereof.

As approved by all the Incorporators of this Corporation on February 1, 1982 and, as amended by the Board of Directors of the Corporation on February 20, 1985 and November 7, 1986.

CERTIFICATION

The undersigned hereby certify that the attached Bylaws of CPB INC., as amended, is a true and correct copy.

DATED:	January 30, 1987

/s/ Harold K. Yamanaka
HAROLD K. YAMANAKA, Secretary

APPROVED:

/s/ Yoshiharu Satoh
YOSHIHARU SATOH, President

CPB INC.

CERTIFICATION BY SECRETARY

I HEREBY CERTIFY that I am the duly elected, qualified and acting Secretary of CPB INC. (the “Corporation”), a Hawaii corporation, and as such, do hereby certify that the following resolutions marked as Exhibit A and Exhibit B were duly adopted by the Board of Directors of the Corporation pursuant to such Board’s proper power and authority, effective March 6, 2000, and that the following resolutions are currently effective.

/s/ Neal Kanda
Neal Kanda
Vice President & Secretary
CPB Inc.

Exhibit A

BOARD RESOLUTIONS

CPB INC.

RESOLVED, and as authorized under Article XIV of the Bylaws of CPB Inc. (the “Company”), that the Bylaws of the Company be and it is hereby amended as follows:

A paragraph 11 is added to Article II to read as follows:

11.  At any annual or special meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before the meeting, business must be; (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) properly brought before the meeting at the direction of the Board of Directors, or (iii) properly brought before the meeting by a stockholder, provided that the stockholder must have given timely notice thereof in writing to the Secretary of the corporation. To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the corporation not less than thirty (30) calendar days nor more than sixty (60) calendar days prior to the meeting; provided, however, that in the event that less than forty (40) calendar days’ notice or prior to the disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must so be received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. A stockholder’s notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the meeting: (a) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (b) the name and address, as they appear on the corporation’s books, of the stockholders proposing such business, (c) the class and number of shares of the corporation which are beneficially owned by the stockholder, and (d) any material interest of the stockholder in such business. Notwithstanding anything to the contrary contained in these Bylaws, no business shall be conducted at a meeting of the stockholders except in accordance with the procedures set forth in this Section 11 of Article II and the requirements of the laws of the State of Hawaii.  The chairperson of any meeting shall, if the facts warrant, determine and declare to the meeting. that business was not properly brought before the meeting and in accordance with the provisions of this Section 11 of Article II, and the requirements of the State of Hawaii, and if the chairperson should so determine, the chairperson shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

Exhibit B

BOARD RESOLUTIONS

CPB INC.

RESOLVED, and as authorized under Article XIV of the Bylaws of CPB Inc. (the “Company”), that the Bylaws of the Company be and it is hereby amended as follows:

The following is added to the end of Section 1 of Article III to read as follows:

Subject to the rights of the holders of any class or series having a preference over the Common Stock as to dividends or upon liquidation, nominations for the election of directors shall be made by the Board of Directors, or a committee thereof, or by any stockholder entitled to vote for the election of directors.

A stockholder’s nomination shall be made by giving timely notice in proper written form to the Secretary of the corporation. To be timely, a stockholder’s notice shall be delivered to or mailed and received at the executive office of the corporation not less than thirty (30) calendar days nor more than sixty (60) calendar days prior to the meeting; provided, that in the event that less than forty (40) calendar days’ notice or prior public disclosure of the date of the meeting is given or made to the stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the tenth (10th) calendar day following the day on which the notice of the date of the meeting was mailed or public disclosure was made.

To be in proper written form, a stockholder’s notice shall set forth in writing: (a) as to each person whom the stockholders propose to nominate for election as a director, all information relating to that person that is required to be disclosed in solicitations of proxies for the election of directors or is otherwise required, in each case pursuant to Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended, included, but not limited to, the person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; and (b) as to the stockholder giving the notice, (i) the name and record address, as they appear on the corporation’s books, of the stockholder, (ii) a description of all arrangements or understandings between the stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nominations are to be made by the stockholder and (iii) a representation that the stockholder intends to appear in person or by proxy at the meeting to nominate the person named in the notice.  At the request of the Board of Directors, any person nominated by the Board of Directors, or a committee thereof, for election as a director shall furnish to the Secretary of the corporation the information required to be set forth in a stockholder’s notice of nomination which pertains to the nominee.

In the event that a stockholder seeks to nominate one or more directors, the Secretary shall appoint an inspector, who shall not be affiliated with the corporation, to determine whether the stockholder has complied with this Section 1. If the inspector shall determine that the stockholder has not complied with this Section 1 and the applicable laws of the State of Hawaii, then the inspector shall direct the chairman of the meeting to declare to the meeting that a nomination was not made in accordance with the procedures prescribed by those Bylaws and/or the applicable laws of the State of Hawaii, and the chairman shall so declare to the meeting and the defective nomination shall be so disregarded.

CPB INC.

CERTIFICATION BY SECRETARY

I HEREBY CERTIFY that I am the duly elected, qualified and acting Secretary of CPB INC. (the “Corporation”), a Hawaii corporation, and as such, do hereby certify that the following resolution regarding “Amendment Of Bylaws Of CPB Inc. To Change Date, Time And Location Of Annual Shareholders Meeting” was duly adopted by the Board of Directors of the Corporation pursuant to such Board’s proper power and authority, on February 12, 2003, and that the following resolution is currently effective.

CPB INC.

BOARD OF DIRECTORS

RESOLUTION

Amendment Of Bylaws Of CPB Inc.
To Change Date, Time And Location Of Annual Shareholders Meeting

WHEREAS, the first sentence in Section 1 of Article II of the Amended Bylaws of CPB Inc. (the “Bylaws”) provides that: “The annual meeting of the stockholders shall be held at such time and place in Honolulu, Hawaii, at 10:00 o’clock a.m. during a week day during the month of February, March, or April as the Board of Directors shall direct.”

WHEREAS, the Board of Directors of CPB Inc. (the “Board”) desires to have more flexibility in the selection of the date, time and location of said annual meeting of the stockholders, and to amend the Bylaws accordingly.

WHEREAS, the Board is authorized to amend the Bylaws pursuant Article XIV of the Bylaws, which provides that: “Subject to repeal or change at any regular meeting of the stockholders, or at any special meeting called for that purpose by the vote of the holders of eighty percent of the outstanding shares entitled to vote at such meeting, the power to alter, amend or repeal these Bylaws or adopt new bylaws shall be vested in the Board of Directors.”

NOW THEREFORE, BE IT RESOLVED, that the first sentence in Section 1 of Article II of the Bylaws is revised in its entirety to read as follows:

“The annual meeting of the stockholders shall be held at such time and place, and within four months after the close of the Corporation’s fiscal year, all as determined by the President or the Board of Directors.”

RESOLVED FURTHER, that the officers of the Corporation shall be and they hereby are authorized, empowered and directed to do all such things and acts and to make, execute, deliver and file all such instruments and documents on behalf of the Corporation as may be necessary and by them deemed appropriate to evidence or effect the amendments to the Bylaws and all acts of the officers of the Corporation which are consistent with the purposes and intent of these resolutions shall be and the same hereby are in all respects ratified, approved and confirmed,

/s/ Neal Kanda
Neal Kanda
Vice President & Secretary
CPB Inc.

CENTRAL PACIFIC FINANCIAL CORP.

CERTIFICATION BY SECRETARY

I HEREBY CERTIFY that I am the duly elected, qualified and acting Secretary of CENTRAL PACIFIC FINANCIAL CORP. (the “Corporation”), a Hawaii corporation, and as such, do hereby certify that the following resolution regarding “Amendment of Bylaws of CPB Inc. to Reflect Change of Name of CPB Inc. to Central Pacific Financial Corp.” (the “Resolution”) was duly adopted by the Board of Directors of the Corporation (the “Board”) on September 24, 2003, at a validly and duly called and held meeting at which a quorum was present throughout, and pursuant to the Board’s proper power and authority, and do hereby further certify that the following Resolution is a complete, correct and accurate copy of the Resolution as presented before and adopted by the Board, and do hereby further certify that the following Resolution is in full force and effect and has not been modified, amended, terminated or rescinded.

CENTRAL PACIFIC FINANCIAL CORP.

BOARD OF DIRECTORS

RESOLUTION

Amendment of Bylaws of CPB Inc. to Reflect Change of Name of CPB Inc. to Central Pacific Financial Corp.

WHEREAS, on April 22, 2003, the shareholders of CPB INC. (the “Corporation”), at a validly and duly called and held meeting at which a quorum was present throughout, duly approved the change of the Corporation’s name from CPB INC. to CENTRAL PACIFIC FINANCIAL CORP.

WHEREAS, on April 23, 2003, “Articles of Amendment to Change Corporate Name” were filed with the State of Hawaii, Department of Commerce and Consumer Affairs, Business Registration Division, for the purpose of amending the Articles of Incorporation for the Corporation to reflect its change of name from CPB INC. to CENTRAL PACIFIC FINANCIAL CORP.

WHEREAS, the Board of Directors of the Corporation (the “Board”) desire to amend the “Amended Bylaws of CPB INC.”, and any amendments thereto (collectively, the “Bylaws”) to likewise reflect the change of name of the Corporation from CPB INC. to CENTRAL PACIFIC FINANCIAL CORP.

WHEREAS, the Board is authorized to amend the Bylaws pursuant to Article XIV of the Bylaws, which provides that: “Subject to repeal or change at any regular meeting of the stockholders, or at any special meeting called for that purpose by the vote of the holders of eighty percent of the outstanding shares entitled to vote at such meeting, the power to alter, amend or repeal these Bylaws or adopt new bylaws shall be vested in the Board of Directors.”

NOW THEREFORE, BE IT RESOLVED, that any and all references in the Corporation’s Bylaws to CPB INC. shall be changed to CENTRAL PACIFIC FINANCIAL CORP.

RESOLVED FURTHER, that the officers of the Corporation shall be and they hereby are authorized, empowered and directed to do all such things and acts and to make, execute, deliver and file all such instruments and documents on behalf of the Corporation as may be necessary and by them deemed appropriate to evidence or effect the amendment to the Bylaws set forth herein and to otherwise effect the Corporation’s change of name from CPB INC. to CENTRAL PACIFIC FINANCIAL CORP., and all acts of the officers of the Corporation which are consistent with the purpose and intent of these resolutions shall be and the same hereby are in all respects ratified, approved and confirmed.

IN WITNESS WHEREOF, I have hereunto signed below and affixed the corporate seal of the Corporation on September 24, 2003.

/s/ Glenn K.C. Ching
Glenn K.C. Ching
Secretary, Central Pacific Financial Corp.

CENTRAL PACIFIC FINANCIAL CORP.

CERTIFICATION BY SECRETARY

I HEREBY CERTIFY that I am the duly elected, qualified and acting Secretary of CENTRAL PACIFIC FINANCIAL CORP. (the “Corporation”), a Hawaii corporation, and as such, do hereby certify that the following resolution regarding “Bylaws Amendments” (the “Resolution”) was duly adopted by the Board of Directors of the Corporation (the “Board”) on February 19, 2004, at a validly and duly called and held meeting at which a quorum was present throughout, and pursuant to the Board’s proper power and authority, and do hereby further certify that the following Resolution is a complete, correct and accurate copy of the Resolution as presented before and adopted by the Board, and do hereby further certify that the following Resolution is in full force and effect and has not been modified, amended, terminated or rescinded.

CENTRAL PACIFIC FINANCIAL CORP.

BOARD OF DIRECTORS

RESOLUTION

Bylaws Amendments

WHEREAS, the Board of Directors (the “Board”) of Central Pacific Financial Corp. (the “Corporation”) desire to amend the Amended Bylaws of the Corporation and any amendments thereto (collectively the “Bylaws”), as set forth hereinbelow.

WHEREAS, the Board is authorized to amend the Bylaws pursuant Article XIV of the Bylaws, which provides that: “Subject to repeal or change at any regular meeting of the stockholders, or at any special meeting called for that purpose by the vote of the holders of eighty percent of the outstanding shares entitled to vote at such meeting, the power to alter, amend or repeal these Bylaws or adopt new bylaws shall be vested in the Board of Directors.”

NOW THEREFORE, BE IT RESOLVED, that the Corporation’s Bylaws shall be amended as follows, EFFECTIVE APRIL 1, 2004:

Bylaws Amendments

Article II, Section 3

The following shall be added after the first sentence of Article II, Section 3, of the Bylaws:

The Secretary of the corporation shall call a special meeting of stockholders upon the written demand of stockholders entitled to make such demand in the manner prescribed by law.  A special meeting shall be held at such date, time and place as may be stated in the notice of meeting.

The following shall be added after the last sentence of Article II, Section 3, of the Bylaws:

In order that the corporation may determine the stockholders entitled to notice of or to vote at special meeting of stockholders or at any adjournment thereof, the Board of Directors will fix a record date, which date may not be more than seventy days before the meeting.

Bylaws Amendments

Article II, Section 11

The current Article II, Section 11 (as set forth below), shall be deleted from the Bylaws.

11.  At any annual or special meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting.  To be properly brought before the meeting, business must be: (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) properly brought before the meeting at the direction of the Board of Directors, or (iii) properly brought before the meeting by a stockholder, provided that the stockholder must have given timely notice thereof in writing to the Secretary of the corporation.  To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the corporation not less than thirty (30) calendar days nor more than sixty (60) calendar days prior to the meeting; provided, however, that in the event that less than forty (40) calendar days’ notice or prior to the disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must so be received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made.  A stockholder’s notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the meeting: (a) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (b) the name and address, as they appear on the corporation’s books, of the stockholders proposing such business, (c) the class and number of shares of the corporation which are beneficially owned by the stockholder, and (d) any material interest of the stockholder in such business.  Notwithstanding anything to the contrary contained in these Bylaws, no business shall be conducted at a meeting of the stockholders except in accordance with the procedures set forth in this Section 11 of Article II and the requirements of the laws of the State of Hawaii.  The chairperson of any meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of this Section 11 of Article II, and the requirements of the State of Hawaii, and if the chairperson should so determine, the chairperson shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

The following revised Article II, Section 11, shall be added to the Bylaws:

Section 11.  The matters to be considered and brought before any annual meeting of stockholders of the Company shall be limited to only such matters as shall be brought properly before such meeting in compliance with the procedures set forth in this Section 11 or Section 1 of Article III, as the case may be.  For any matter to be properly brought before the annual meeting, the matter must be: (i) specified in the notice of annual meeting by or at the direction of the Board of Directors, (ii) otherwise brought before the annual meeting by or at the direction of the Board of Directors or (iii) brought before the annual meeting in the manner specified in this Section 11 by a stockholder of record.

In addition to any other applicable requirements, for a proposal to be properly brought before the meeting, a stockholder must have given timely notice thereof in proper written form to the Secretary of the corporation at the principal executive office of the corporation in the manner contemplated hereby.  To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive office of the corporation not less than 90 calendar days nor more than 120 calendar days prior to the first anniversary date of the annual meeting for the preceding year; provided, however, if and only if the annual meeting is not scheduled to be held within a period that commences 30 days before such anniversary date and ends 30 days after such anniversary date, the stockholder’s notice shall be given in the manner provided herein by the later of (i) the close of business on the date 90 days prior to the meeting date or (ii) the tenth day following the date the meeting is first publicly announced or disclosed.

To be in proper written form, a stockholder’s notice of any matter proposed to be brought before the meeting shall set forth:  (a) the text of the proposal to be presented (including the text of any resolutions to be proposed for consideration by the stockholders) and a brief written statement of the reasons why such stockholder favors the proposal; (b) the name and record address, as they appear on the corporation’s books, of the stockholder; (c) the number and class of all shares of each class of stock of the corporation owned of record and beneficially by such stockholder; and (d) any material interest of such stockholder in matter proposed.  As used herein, shares “beneficially owned” shall mean all shares which such person is deemed to beneficially own pursuant to Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934.

Only such matters shall be properly brought before a special meeting of stockholders as shall have been brought before the meeting pursuant to the corporation’s notice of meeting.

For purposes of this Section 11, a matter shall be deemed to have been “publicly announced or disclosed” if such matter is disclosed in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission.

In no event shall the postponement or adjournment of an annual meeting already publicly noticed, or any announcement of such postponement or adjournment, commence a new period (or extend any time period) for the giving of notice as provided in this Section 11.  This Section 11 shall not apply to stockholders proposals made pursuant to Rule 14a-8 under the Exchange Act.

The person presiding at any meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall have the power and duty to determine whether notice of matters proposed to be brought before a meeting has been duly given in the manner provided in this Section 11 and, if not so given, shall direct and declare at the meeting that such matters are not properly before the meeting and shall not be considered.

Bylaws Amendments

Article III, Section 1

The following shall be deleted from Article III, Section 1, of the Bylaws:

Subject to the rights of the holders of any class or series having a preference over the Common Stock as to dividends or upon liquidation, nominations for the election of directors shall be made by the Board of Directors, or a committee thereof, or by any stockholder entitled to vote for the election of directors.

A stockholder’s nomination shall be made by giving timely notice in proper written form to the Secretary of the corporation.  To be timely, a stockholder’s notice shall be delivered to or mailed and received at the executive office of the corporation not less than thirty (30) calendar days nor more than sixty (60) calendar days prior to the meeting; provided, however, that in the event that less than forty (40) calendar days’ notice or prior public disclosure of the date of the meeting is given or made to the stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the tenth (10th) calendar day following the day on which the notice of the date of the meeting was mailed or public disclosure was made.

To be in proper written form, a stockholder’s notice shall set forth in writing: (a) as to each person whom the stockholders propose to nominate for election as a director, all information relating to that person that is required to be disclosed in solicitation of proxies for the election of directors or is otherwise required, in each case pursuant to Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended, included, but not limited to, the person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; and (b) as to the stockholder giving the notice, (i) the name and record address, as they appear on the corporation’s books, of the stockholder, (ii) a description of all arrangements or understandings between the stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nominations are to be made by the stockholder and (iii) a representation that the stockholder intends to appear in person or by proxy at the meeting to nominate the person named in the notice.  At the request of the Board of Directors, any person nominated by the Board of Directors, or a committee thereof, for election as a director shall furnish to the Secretary of the corporation the information required to be set forth in a stockholder’s notice of nomination which pertains to the nominee.

In the event that a stockholder seeks to nominate one or more directors, the Secretary shall appoint an inspector, who shall not be affiliated with the corporation, to determine whether the stockholder has complied with this Section 1.  If the inspector shall determine that the stockholder has not complied with this Section 1 and the applicable laws of the State of Hawaii, then the inspector shall direct the chairman of the meeting to declare to the meeting that a nomination was not made in accordance with the procedures prescribed by these Bylaws and/or the applicable laws of the State of Hawaii, and the chairman shall so declare to the meeting and the defective nomination shall be so disregarded.

The following shall be added to Article III, Section 1, of the Bylaws:

There shall be no right to have directors elected by cumulative voting.

The matters to be considered and brought before any annual or special meeting of stockholders of the corporation shall be limited to such matters, including the nomination and election of directors, as shall be brought properly before such meeting in compliance with the procedures set forth in this Section 1 or Section 11 of Article II, as the case may be.  For any matter, including the nomination and election of directors, to be properly before any annual meeting of stockholders, the matter must be (i) specified in the notice of annual meeting by or at the direction of the Board of Directors, (ii) otherwise brought before the annual meeting by or at the direction of the Board of Directors or (iii) brought before the annual meeting in the manner specified in this Section 1 by a stockholder of record.

In addition to any other applicable requirements, for a nomination to be properly brought before the meeting by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the corporation at the principal executive office of the corporation in the manner contemplated hereby.  To be timely, a stockholder’s notice shall be delivered to or mailed and received at the executive office of the corporation not less than 90 calendar days nor more than 120 calendar days prior to the first anniversary date of the annual meeting for the preceding year; provided, however, if and only if the annual meeting is not scheduled to be held within a period that commences 30 days before such anniversary date and ends 30 days after such anniversary date, the stockholder’s notice shall be given in the manner provided herein by the later of (i) the close of business on the date 90 days prior to the meeting date or (ii) the tenth day following the date the meeting is first publicly announced or disclosed.

To be in proper written form, a stockholder’s notice shall set forth in writing: (a) as to each person whom the stockholder proposes to nominate for election as a director, (i) the name of the person to be nominated; (ii) the number and class of all shares of each class of stock of the corporation owned of record and beneficially by such person, as reported to such stockholder by such nominee; (iii) all information relating to such person that is required to be disclosed in solicitations of proxies for the election of directors or is otherwise required, in each case pursuant to Section 14 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder; (iv) the person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; and (b) as to the stockholder giving the notice, (i) the name and record address, as they appear on the corporation’s books, of the stockholder; (ii)  the number and class of all shares of each class of stock of the corporation owned of record and beneficially by such stockholder; (iii) a description of all arrangements or understandings between the stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nominations are to be made by the stockholder and (iv) a representation that the stockholder intends to appear in person or by proxy at the meeting to nominate the person named in the notice.  At the request of the Board of Directors, any person nominated by the Board of Directors, or a committee thereof, for election as a director shall furnish to the Secretary of the corporation the information required to be set forth in a stockholder’s notice of nomination which pertains to the nominee.  As used herein, shares “beneficially owned” shall mean all shares which such person is deemed to beneficially own pursuant to Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934.  The corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine whether the nominee would be considered “independent” under the various rules and standards applicable to the corporation.

Notwithstanding anything in this Section 1 to the contrary, in the event that the number of directors to be elected to the Board of Directors of the corporation is increased and either all of the nominees for director or the size of the increased Board of Directors is not publicly announced or disclosed by the corporation at least 100 days prior to the first anniversary of the preceding year’s annual meeting, such stockholder’s notice shall also be considered timely hereunder, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary of the corporation at the principal executive office of the corporation not later than the close of business on the tenth day following the first date all of such nominees or the size of the increased Board of Directors shall have been publicly announced or disclosed.

Only such matters shall be properly brought before a special meeting of stockholders as shall have been brought before the meeting pursuant to the corporation’s notice of meeting.  In the event the corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any stockholder may nominate a person or persons (as the case may be), for election to such position(s) as specified in the corporation’s notice of meeting, if the stockholder’s notice required by this Section 1 shall be delivered to the Secretary of the corporation at the principal executive office of the corporation not later than the close of business on the tenth day following the day on which the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting is publicly announced or disclosed.

For purposes of this Section 1, a matter shall be deemed to have been “publicly announced or disclosed” if such matter is disclosed in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission.

In no event shall the postponement or adjournment of an annual meeting already publicly noticed, or any announcement of such postponement or adjournment, commence a new period (or extend any time period) for the giving of notice as provided in this Section 1. This Section 1 shall not apply to the election of directors selected by or pursuant any provisions of Article IV of the articles of incorporation that may relate to the rights of the holders of any class or series of stock of the corporation having a preference over the Common Stock as to dividends or upon liquidation to elect directors under specified circumstances.

The person presiding at any meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall have the power and duty to determine whether notice of nominees has been duly given in the manner provided in this Section 1 and, if not so given, shall direct and declare at the meeting that such nominees are not properly before the meeting and shall not be considered.

Bylaws Amendments

Article IV

The current entire Article IV (as set forth below), shall be deleted from the Bylaws.

Article IV

Executive Committee

-

Section 1.  At the first meeting of the Board of Directors after the annual meeting of stockholders, the Board shall appoint an Executive Committee of not less than three (3) members to serve for the ensuing year.  This Executive Committee shall be considered always in session.  A majority of the members of the Committee shall constitute a quorum.

Section 2.  The Executive Committee shall have all the powers of the Board of Directors in the management of the business and affairs of the Corporation while the Board is not in session, not in conflict, however, with the specific directions that may be given by the Board of Directors.

Section 3.  The Executive Committee shall hold regular meetings upon such days and at such hours, and upon such notice, if any, as it may decide.  Special meetings of the Executive Committee may be held at any time with or without notice.  The Executive Committee shall keep a separate book of minutes of its proceedings.

The following revised Article IV, Sections 1 and 2, shall be added to the Bylaws:

Article IV

Committees

Section 1.  The Board of Directors may designate one or more committees, each committee to consist of two or more of the directors of the corporation.  The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.  In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member.  Any such committee, to the extent provided in the resolution of the Board of

Directors or in these by-laws, shall have and may exercise the authority of the Board of Directors in exercising all corporate powers of, and in managing the business and affairs of the corporation under the direction of, the Board of Directors; but no such committee shall have the power or authority to: (i) authorize distributions; (ii) approve or propose to stockholders action required by law to be approved by stockholders; (iii) fill vacancies on the Board of Directors or any of its committees; (iv) amend the articles of incorporation pursuant to Section 414-282 of the Hawaii Business Corporation Act, or any successor statute; (v) adopt, amend or repeal bylaws; (vi) approve a plan of merger not requiring stockholder approval; (vii) authorize or approve the reacquisition of shares, except according to a formula or method prescribed by the Board of Directors; or (viii) authorize or approve the issuance or sale or contract for sale of shares, or determine the designation and relative rights, preferences and limitations of a class or series of shares, except that the Board of Directors may authorize a committee (or a senior executive officer of the corporation) to do so within limits specifically prescribed by the Board of Directors.

Section 2.  Unless the Board of Directors otherwise provides, each committee designated by the Board may adopt, amend and repeal rules for the conduct of its business.  In the absence of a provision by the Board or a provision in the rules of such committee that requires a greater number, a majority of the entire authorized number of members of such committee shall constitute a quorum for the transaction of business, the vote of a majority of the members present at a meeting at the time of such vote if a quorum is then present shall be the act of such committee, and in other respects each committee shall conduct its business in the same manner as the Board conducts its business pursuant to Article III of these by-laws.

Bylaws Amendments

Article V

The current entire Article V (as set forth below), shall be deleted from the Bylaws.

Article V

Other Committees

The Board of Directors and the Executive Committee shall have power to appoint other committees consisting of members of the Board of Directors or of stockholders of the Corporation, or of other persons and to delegate to any such Committee such powers as they may deem necessary.

RESOLVED FURTHER, that the officers of the Corporation shall be and they hereby are authorized, empowered and directed to do all such things and acts and to make, execute, deliver and file all such instruments and documents on behalf of the Corporation as may be necessary and by them deemed appropriate to evidence or effect the amendments to the Bylaws set forth herein, and all acts of the officers of the Corporation which are consistent with the purpose and intent of these resolutions shall be and the same hereby are in all respects ratified, approved and confirmed.

IN WITNESS WHEREOF, I have hereunto signed below and affixed the corporate seal of the Corporation on February 19, 2004.

/s/ Glenn K.C. Ching
Glenn K.C. Ching
Secretary, Central Pacific Financial Corp.